UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2025

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

(782) 925-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 11, 2025, Netcapital Inc. (the “Company”) held its annual meeting of shareholders, (the “Annual Meeting”) for the purpose of holding a shareholder vote on the proposals set forth below. A total of 2,696,702 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting, or approximately 88%, our of 3,040,380 shares of the Company’s common stock outstanding as of the July 3, 2025 record date.

At the Annual Meeting, the Company’s shareholders (i) re-elected by a plurality of the votes represented at the Annual Meeting, each of Martin Kay, Cecilia Lenk, Avi Liss, Steven Geary and Arnold Scott as members of the Company’s board of directors to serve until the 2026 annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) did not ratify the appointment of Fruci & Associates II, PLLC (“Fruci”) as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026; (iii) did not approve the non-binding advisory vote on the resolution approving named executive officer compensation; (iv) did not approve the First Amendment and the Second Amendment to the Netcapital Inc. 2023 Omnibus Equity Incentive Plan; (v) did not authorize the reincorporation of the Company from the State of Utah to the State of Nevada; and (vi) did not authorize the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

Regarding the proposal to ratify Fruci as the Company’s independent registered public accounting firm for the year ended April 30, 2026, shareholder ratification of the Company’s independent registered public accounting firm is not required by law.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 14, 2025, are as follows:

Proposal 1:	At the Annual Meeting, all of the five (5) nominees for director were elected by a plurality of the votes represented at the Annual Meeting to serve until the 2026 annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The results of the votes to elect the five directors were as follows;

Nominee	For	Withhold	Broker Non-Votes
Martin Kay	580,624	1,422,538	693,540
Cecilia Lenk	581,723	1,421,439	693,540
Avi Liss	586,665	1,416,497	693,540
Steven Geary	581,628	1,421,534	693,540
Arnold Scott	586,571	1,416,591	693,540

Proposal 2:	At the Annual Meeting, the shareholders did not ratify the appointment of Fruci as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2026. The results of the votes for the proposal to ratify the appointment of Fruci were as follows:

For	Against	Abstain	Broker Non-Votes
897,829	1,786,256	12,617	0

Proposal 3:	At the Annual Meeting, the shareholders did not approve, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”). The results of the votes for the Say on Pay Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
897,829	1,427,858	5,789	693,540

Proposal 4:	At the Annual Meeting, the shareholders did not approve, the First Amendment and the Second Amendment to the Netcapital Inc. 2023 Omnibus Equity Incentive Plan (the “Equity Plan Amendments Proposal”). The results of the votes for the Equity Plan Amendments Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
538,325	1,459,190	5,647	693,540

Proposal 5:	At the Annual Meeting, the shareholders did not approve the proposal to authorize the reincorporation of the Company from the State of Utah to the State of Nevada (the “Reincorporation Proposal”). The results of the votes for the Reincorporation Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
541,055	1,456,325	5,782	693,540

Proposal 6:	At the Annual Meeting, the shareholders did not approve the proposal to authorize adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (the “Adjournment Proposal”). The results of the votes for the Adjournment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
844,495	1,841,133	11,074	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETCAPITAL INC.

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated: September 12, 2025

-4-